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                                                                   EXHIBIT 23.2



                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of JTS Corporation on Form S-8 of our report dated March 1, 1996, appearing in the Annual Report on Form 10-K of JTS Corporation for the year ended February 2, 1997, insofar as such report relates to the consolidated financial statements and schedule of Atari Corporation (now JTS Corporation) as of December 31, 1995 and for the two years in the period ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP
-----------------------------

San Jose, California
March 6, 1998